                                             Exhibit 10(i)


                 Summary of Amendments to the Executive Deferred
                                Compensation Plan


     Sprint's Executive Deferred Compensation Plan (the "Sprint EDCP") was amended effective January 1, 2001 to merge the executive deferred compensation plan maintained by Sprint Spectrum, L.P. (the "PCS EDCP") with and into Sprint EDCP. In addition, the Sprint EDCP was amended to preserve certain features of the PCS EDCP with respect to participants' account balances under that plan, as follows:

     1. Form and Timing of Distributions. The form of benefit and timing of distribution elected by participants in the PCS EDCP, as well as the requirement that distribution will be made in a lump sum upon termination of employment, continues to apply with respect to the account balances attributable to the PCS EDCP.

     2. Hardship Distributions. Provisions for hardship distributions under the PCS EDCP continue to apply with respect to the account balances attributable to the PCS EDCP.

     3. Provisions for Disability. Provisions calling for benefits to commence for disabled participants at age 55, or sooner under certain circumstances, continue to apply with respect to the account balances attributable to the PCS EDCP.